EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Freedom Holding Corp.
Almaty, Kazakhstan

We hereby consent to the incorporation by reference in Registration Statement No. 333-220817 on Form S-8 of Freedom Holding Corp. of our report dated June 29, 2018, relating to our audit of the consolidated financial statements of Freedom Holding Corp. and subsidiaries as of March 31, 2018, which report is included in the Annual Report on Form 10-K of Freedom Holding Corp. for the year ended March 31, 2018.

/s/ WSRP LLC

WSRP LLC
Salt Lake City, Utah
June 29, 2018